Exhibit 5.1

September 24, 2007

Savient Pharmaceuticals, Inc.
One Tower Center
East Brunswick, New Jersey 08816
Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission the following Company securities:
1.	Common stock, $0.01 par value per share (the “Common Stock”);

2.	Preferred stock, $0.01 par value per share (the “Preferred Stock” and, together with the Common Stock to be sold by the Company, the “Shares”);

3.	Senior debt securities (the “Senior Debt Securities”);

4.	Subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and

5.	Warrants to purchase Common Stock, Senior Debt Securities or Subordinated Debt Securities (the “Warrants”);
all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $200,000,000.
The Senior Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture; and the Subordinated Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (collectively, the “Indentures”).
Warrants will be issued pursuant to a Warrant Agreement (the “Warrant Agreement”) between the Company and a bank or trust company as Warrant Agent.
We are acting as counsel for the Company in connection with the sale by the Company of the Shares, the Debt Securities and the Warrants. We have examined signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have

Savient Pharmaceuticals, Inc.
September 24, 2007

also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Registrant, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
We assume that appropriate action will be taken prior to the offer and sale of the Shares, the Debt Securities and the Warrants to register and qualify the Shares, the Debt Securities and the Warrants under all applicable state securities “blue sky” laws.
Based upon and subject to the foregoing, we are of the opinion that:
     1.     With respect to the Shares, when (i) specifically authorized for issuance by the Registrant’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Shares have been duly established in conformity with the Registrant’s Certificate of Incorporation and By-laws, each as amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) the Shares have been issued and sold as contemplated by the Registration Statement and (v) the Registrant has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Shares, the Shares will be validly issued, fully paid and non-assessable.
     2.     With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (iv) such Debt Securities have been duly executed and

Savient Pharmaceuticals, Inc.
September 24, 2007

authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and (v) the Registrant has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Registrant, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     3.     With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and (vi) the Registrant has received the consideration provided for in the Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Registrant, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
It is understood that this opinion is to be used only in connection with the offer and sale of the Shares, Debt Securities and Warrants while the Registration Statement is in effect.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
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Savient Pharmaceuticals, Inc.
September 24, 2007

Very truly yours, WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ Hal J. Leibowitz
Hal J. Leibowitz, a Partner